LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	The undersigned hereby constitutes and appoints each of Frank L.

Fernandez, Jonathan M. Gottsegen and Rita L. Fadell, the undersigned's true
and lawful attorney-in-fact to:
(1)	execute for and on behalf of
the
undersigned, in the undersigned's capacity as an officer or director of The
Home Depot, Inc. (the "Company"), reports on Form 3, Form 4 and
Form 5 in
accordance with Section 16(a) of the Securities Exchange Act of
1934 and
the rules thereunder;
(2)	do and perform any and all acts for
and on
behalf of the undersigned which may be necessary or desirable to complete
and execute any such report on Form 3, Form 4 or Form 5,
complete and
execute any amendment or amendments thereto, and timely file such form with
the Securities and Exchange Commission and any stock
exchange or similar
authority; and
(3)	take any other action of any
type whatsoever in
connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.
The undersigned
hereby grants to each
such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934.
This
Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file reports on Form 3, Form 4 and
Form 5 with respect to the
undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN
WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
20th day of January, 2006.


 /s/
Marvin R.
Ellison
 __________________________________

Signature



 Marvin R. Ellison
 __________________________________


Print Name




STATE OF GEORGIA

COUNTY OF

DeKalb



	On this 20th day of January, 2006, Marvin R.

Ellison personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN

WITNESS WHEREOF, I have hereunto set my hand and official seal.





 Tarrah D. Gales
 /s/ Tarrah D. Gales

 Notary

Public
 My Commission Expires: 06/04/2009